Exhibit 10.2

August 14, 2012

Dr. William A. Carter

Chairman and CEO

Hemispherx Biopharma, Inc.

JFK Boulevard

Suite 660

Philadelphia, Pa 19103

Re: Specialty Distributor Purchase and Service Agreement between Hemispherx, Biopharma, Inc and Bio Ridge Pharma, LLC.

Dear Dr. Carter,

Bio Ridge Pharma would like to request an extension to the above mentioned contract through August 14, 2013 subject to the same terms and conditions currently in place.

Please sign this acceptance letter as acknowledgment of the extension and return to my attention via fax or e-mail. I can be reached at 973-564-8004 if you have any questions or concerns.

Regards,

/s/ Robert Anderson
Robert Anderson
CFO
Bio Ridge Pharma, LLC
Phone: 973-564-8004
Fax: 973-564-8010

Accepted:

/s/ William A. Carter
William A. Carter, M.D.
Chief Executive Offer
Hemispherx BioPharma, Inc
August 14, 2012

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